AGREEMENT AND PLAN OF MERGER



                                           Among



                       INTERNATIONAL BUSINESS MACHINES CORPORATION,



                                  WHITE ACQUISITION CORP.



                                            and




                               LOTUS DEVELOPMENT CORPORATION




                                 Dated as of June 11, 1995

                                     TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                         ARTICLE I

                                         The Offer
                                         ---------

               SECTION 1.01.  The Offer . . . . . . . . . . . . . . .    3
               SECTION 1.02.  Company Actions . . . . . . . . . . . .    6


                                        ARTICLE II

                                        The Merger
                                        ----------

               SECTION 2.01.  The Merger  . . . . . . . . . . . . . .    8
               SECTION 2.02.  Closing . . . . . . . . . . . . . . . .    9
               SECTION 2.03.  Effective Time  . . . . . . . . . . . .    9
               SECTION 2.04.  Effects of the Merger . . . . . . . . .   10
               SECTION 2.05.  Certificate of Incorporation and
                                By-laws . . . . . . . . . . . . . . .   10
               SECTION 2.06.  Directors . . . . . . . . . . . . . . .   10
               SECTION 2.07.  Officers  . . . . . . . . . . . . . . .   10


                                        ARTICLE III

                     Effect of the Merger on the Capital Stock of the
                     ------------------------------------------------
                    Constituent Corporations; Exchange of Certificates
                    --------------------------------------------------

               SECTION 3.01.  Effect on Capital Stock . . . . . . . .   11
                              (a)  Capital Stock of Sub . . . . . . .   11
                              (b)  Cancellation of Treasury Stock and
                                     Parent Owned Stock . . . . . . .   11
                              (c)  Conversion of Company Common Stock   12
                              (d)  Shares of Dissenting Stockholders    12
                              (e)  Withholding Tax  . . . . . . . . .   13
               SECTION 3.02.  Exchange of Certificates  . . . . . . .   13
                              (a)  Paying Agent . . . . . . . . . . .   13
                              (b)  Exchange Procedure . . . . . . . .   14
                              (c)  No Further Ownership Rights in
                                     Company Common Stock . . . . . .   16
                              (d)  No Liability . . . . . . . . . . .   16









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                                                         Contents, p. 2



                                                                       Page
                                                                       ----

                                        ARTICLE IV

                       Representations and Warranties of the Company
                       ---------------------------------------------

               SECTION 4.01.  Organization  . . . . . . . . . . . . .   17
               SECTION 4.02.  Capitalization  . . . . . . . . . . . .   19
               SECTION 4.03.  Authority . . . . . . . . . . . . . . .   21
               SECTION 4.04.  Consents and Approvals; No Violations .   22
               SECTION 4.05.  SEC Reports and Financial Statements  .   23
               SECTION 4.06.  Absence of Certain Changes or Events  .   25
               SECTION 4.07.  No Undisclosed Liabilities  . . . . . .   27
               SECTION 4.08.  Information Supplied  . . . . . . . . .   28
               SECTION 4.09.  Benefit Plans . . . . . . . . . . . . .   29
               SECTION 4.10.  Other Compensation Arrangements. . . . .  30
               SECTION 4.11.  Litigation . . . . . . . . . . . . . . .  32
               SECTION 4.12.  Compliance with Applicable Law  . . . .   32
               SECTION 4.13.  Rights Agreement  . . . . . . . . . . .   33
               SECTION 4.14.  Tax Matters . . . . . . . . . . . . . .   34
               SECTION 4.15.  State Takeover Statutes . . . . . . . .   37
               SECTION 4.16.  Brokers . . . . . . . . . . . . . . . .   37
               SECTION 4.17.  Opinion of Financial Advisor  . . . . .   38
               SECTION 4.18.  Intellectual Property . . . . . . . . .   38


                                         ARTICLE V

                              Representations and Warranties
                              ------------------------------
                                     of Parent and Sub
                                     -----------------

               SECTION 5.01.  Organization  . . . . . . . . . . . . .   43
               SECTION 5.02.  Authority . . . . . . . . . . . . . . .   43
               SECTION 5.03.  Consents and Approvals; No Violations .   44
               SECTION 5.04.  Information Supplied  . . . . . . . . .   45
               SECTION 5.05.  Interim Operations of Sub . . . . . . .   46
               SECTION 5.06.  Brokers . . . . . . . . . . . . . . . .   47
               SECTION 5.07.  Financing . . . . . . . . . . . . . . .   47



                                        ARTICLE VI

                                         Covenants
                                         ---------

               SECTION 6.01.  Covenants of the Company  . . . . . . .   47
                              (a)  Ordinary Course  . . . . . . . . .   48
                              (b)  Dividends; Changes in Stock  . . .   48
                              (c)  Issuance of Securities . . . . . .   49
                              (d)  Governing Documents  . . . . . . .   49





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                                                         Contents, p. 3



                                                                       Page
                                                                       ----

                              (e)  No Acquisitions  . . . . . . . . .   50
                              (f)  No Dispositions  . . . . . . . . .   50
                              (g)  Indebtedness . . . . . . . . . . .   50
                              (h)  Advice of Changes; Filings . . . .   51
                              (i)  Tax Matters  . . . . . . . . . . .   51
                              (j)  Discharge of Liabilities . . . . .   51
                              (k)  Material Contracts . . . . . . . .   51
               SECTION 6.02.  No Solicitation . . . . . . . . . . . .   52
               SECTION 6.03.  Other Actions . . . . . . . . . . . . .   57


                                        ARTICLE VII

                                   Additional Agreements
                                   ---------------------

               SECTION 7.01.  Stockholder Approval; Preparation of
                                Proxy Statement . . . . . . . . . . .   58
               SECTION 7.02.  Access to Information . . . . . . . . .   60
               SECTION 7.03.  Reasonable Efforts  . . . . . . . . . .   62
               SECTION 7.04.  [Not used]  . . . . . . . . . . . . . .   63
               SECTION 7.05.  Certain Benefits; Company
                              Stock Options . . . . . . . . . . . . .   63
               SECTION 7.06.  Directors . . . . . . . . . . . . . . .   67
               SECTION 7.07.  Fees and Expenses . . . . . . . . . . .   69
               SECTION 7.08.  Indemnification; Insurance  . . . . . .   70
               SECTION 7.09.  Rights Agreement  . . . . . . . . . . .   71
               SECTION 7.10.  Certain Litigation  . . . . . . . . . .   72
               SECTION 7.11.  Consent Solicitation  . . . . . . . . .   72


                                       ARTICLE VIII

                                        Conditions
                                        ----------

               SECTION 8.01.  Conditions to Each Party's Obligation To
                                Effect the Merger . . . . . . . . . .   73
                              (a)  Company Stockholder Approval . . .   73
                              (b)  No Injunctions or Restraints . . .   73
                              (c)  Purchase of Shares . . . . . . . .   74


                                        ARTICLE IX

                                 Termination and Amendment
                                 -------------------------

               SECTION 9.01.  Termination . . . . . . . . . . . . . .   74
               SECTION 9.02.  Effect of Termination . . . . . . . . .   76







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                                                         Contents, p. 4



                                                                       Page
                                                                       ----

               SECTION 9.03.  Amendment . . . . . . . . . . . . . . .   77
               SECTION 9.04.  Extension; Waiver . . . . . . . . . . .   78


                                         ARTICLE X

                                       Miscellaneous
                                       -------------

               SECTION 10.01. Nonsurvival of Representations,
                                Warranties and Agreements . . . . . .   78
               SECTION 10.02. Notices . . . . . . . . . . . . . . . .   79
               SECTION 10.03. Interpretation  . . . . . . . . . . . .   80
               SECTION 10.04. Counterparts  . . . . . . . . . . . . .   81
               SECTION 10.05. Entire Agreement; No Third Party
                                Beneficiaries . . . . . . . . . . . .   81
               SECTION 10.06. Governing Law . . . . . . . . . . . . .   82
               SECTION 10.07. Publicity . . . . . . . . . . . . . . .   82
               SECTION 10.08. Assignment  . . . . . . . . . . . . . .   82


               Exhibits
               --------

                    Exhibit A           Conditions of the Offer
                    Exhibit B           Rights Plan Amendment
                    Exhibit C           Executive Severance

               Disclosure Schedules
               --------------------

                    Company Disclosure Schedule
                    ---------------------------

                    Section 4.04   Consents and Approvals; No Violations
                    Section 4.07   No Undisclosed Liabilities
                    Section 4.09   Benefit Plans
                    Section 4.10   Other Compensation Arrangements
                    Section 4.11   Litigation
                    Section 4.12   Compliance with Applicable Law
                    Section 6.01   Covenants (Capital Expenditures)

                    Parent Disclosure Schedule
                    --------------------------

                    Section 5.03   Consents and Approvals; No Violations

                                   AGREEMENT AND PLAN OF MERGER dated as of

                              June 11, 1995, among INTERNATIONAL BUSINESS

                              MACHINES CORPORATION, a New York corporation

                              ("Parent"), WHITE ACQUISITION CORP., a New

                              York corporation and a wholly owned

                              subsidiary of Parent ("Sub"), and LOTUS

                              DEVELOPMENT CORPORATION, a Delaware

                              corporation (the "Company").


                         WHEREAS, Sub has outstanding an offer (the

               "Existing Offer", and, as amended pursuant to this

               Agreement, the "Offer") to purchase all the outstanding

               shares of Common Stock, par value $.01 per share, of the

               Company (the "Company Common Stock"; all the outstanding

               shares of Company Common Stock being hereinafter

               collectively referred to as the "Shares") and the associated

               Preferred Share Purchase Rights (the "Rights") issued

               pursuant to the Rights Agreement dated as of November 7,

               1988, as amended as of April 5, 1990, as of September 16,

               1991, and as of the date hereof, between the Company and The

               First National Bank of Boston, as Rights Agent (the "Rights

               Agreement"), at a purchase price of $60 per Share (and

               associated Right), net to the seller in cash, without

               interest thereon, upon the terms and subject to the











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                                                                          2





               conditions set forth in the Offer to Purchase dated June 6,

               1995, and in the related letter of transmittal;

                         WHEREAS, in consideration of the Company's

               entering into this Agreement, Parent is willing to cause Sub to increase the price to be paid pursuant to the Offer to

               $64 per Share, net to the seller in cash, without interest thereon (such amount being hereinafter referred to as the

               ("Offer Price");

                         WHEREAS, the Board of Directors of the Company has

               (i) determined that the consideration to be paid for each

               Share in the Offer and in the Merger (as defined below) is fair to and in the best interests of the stockholders of the

               Company, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend

               acceptance of the Offer and the Merger and approval of this

               Agreement by such stockholders; and

                         WHEREAS, the Board of Directors of Parent and Sub

               have each approved the merger (the "Merger") of Sub with the

               Company in accordance with the Business Corporation Law of the State of New York (the "BCL") and the General

               Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth herein.

                         NOW THEREFORE, in consideration of the foregoing

               and the mutual covenants and agreements herein contained,










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                                                                          3





               and intending to be legally bound hereby, Parent, Sub and

               the Company hereby agree as follows:


                                         ARTICLE I

                                         The Offer
                                         ---------

                         SECTION 1.01.  The Offer.  (a)  Sub shall amend
                                        ----------

               the Offer as soon as practicable after the date hereof to

               (i) increase the purchase price offered to the Offer Price,

               (ii) modify the conditions of the Offer to conform to the

               conditions or events set forth in Exhibit A hereto (the

               "Offer Conditions") and no others and (iii) to make such

               other amendments as are required to conform the Offer to

               this Agreement, it being understood that except for the

               foregoing amendments or as otherwise provided herein, the

               Offer shall be on the same terms and conditions as the

               Existing Offer.  The obligation of Sub to, and of Parent to cause Sub to, accept for payment, and pay for, any Shares

               tendered pursuant to the Offer shall be subject to the Offer

               Conditions (any of which may be waived in whole or in part by Sub in its sole discretion, provided that, without the

               consent of the Company, Sub shall not waive the Minimum

               Condition (as defined in Exhibit A)) and to the terms and

               conditions of this Agreement.  Without the consent of the

               Company, Sub shall not (i) reduce the number of Shares

               sought in the Offer, (ii) reduce the Offer Price,









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                                                                          4





               (iii) change or add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the

               holders of the Shares.  Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the

               Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived,

               until such time as such conditions are satisfied or waived,

               (B) extend the Offer for any period required by any rule,

               regulation, interpretation or position of the Securities and

               Exchange Commission (the "SEC") or the staff thereof

               applicable to the Offer and (C) extend the Offer for any

               reason on one or more occasions for an aggregate period of not more than 25 business days (for all such extensions)

               beyond the latest expiration date that would otherwise be

               permitted under clause (A) or (B) of this sentence.  Subject to the terms and conditions of the Offer and this Agreement,

               Sub shall, and Parent shall cause Sub to, accept for

               payment, and pay for, all Shares validly tendered and not

               withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.












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                                                                          5





                         (b)  As soon as reasonably practicable after the

               date hereof, Sub shall amend its Tender Offer Statement on

               Schedule 14D-1 (the "Schedule 14D-1") with respect to the

               Offer that was originally filed with the SEC on June 6,

               1995, and shall file such amendment with the SEC.  The

               Schedule 14D-1 will contain a supplement to the Offer to

               Purchase dated June 6, 1995, and a revised form of the

               related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, as amended and

               supplemented, together with any further amendments or

               supplements thereto, are referred to herein collectively as the "Offer Documents"), which shall be mailed to the holders of Shares.  Parent, Sub and the Company each agrees promptly to correct any information provided by it for use in the

               Offer Documents that shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer

               Documents as so corrected to be disseminated to holders of

               Shares, in each case as and to the extent required by

               applicable Federal securities laws.

                         (c)  Parent shall provide or cause to be provided

               to Sub on a timely basis the funds necessary to accept for












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                                                                          6





               payment, and pay for, any Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

                         SECTION 1.02.  Company Actions.  (a)  The Company
                                        ----------------

               hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting

               duly called and held, duly and unanimously adopted

               resolutions approving this Agreement, the Offer and the

               Merger, determining that the terms of the Offer and the

               Merger are fair to, and in the best interests of, the

               Company's stockholders and recommending that the Company's stockholders accept the Offer and tender their shares

               pursuant to the Offer and approve and adopt this Agreement.

               The Company has been advised by each of its directors and

               executive officers that each such person intends to tender all Shares owned by such person pursuant to the Offer.

                         (b)  On the date the Offer Documents are filed

               with the SEC, the Company shall file with the SEC a

               Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the

               recommendation described in paragraph (a) and shall mail the

               Schedule 14D-9 to the stockholders of the Company.  Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if










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                                                                          7





               and to the extent that such information shall have become

               false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or

               supplement the Schedule 14D-9 and to cause the

               Schedule 14D-9 as so amended or supplemented to be filed

               with the SEC and disseminated to the Company's stockholders,

               in each case as and to the extent required by applicable

               Federal securities laws.

                         (c)  In connection with the Offer, the Company

               shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the

               record holders of Shares as of a recent date and of those

               persons becoming record holders subsequent to such date,

               together with copies of all lists of stockholders, security position listings and computer files and all other

               information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall

               furnish to Sub such information and assistance (including

               updated lists of stockholders, security position listings

               and computer files) as Parent may reasonably request in

               communicating the Offer to the Company's stockholders.

               Subject to the requirements of applicable law, and except

               for such steps as are necessary to disseminate the Offer

               Documents and any other documents necessary to consummate










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                                                                          8





               the Merger, Parent and Sub and their agents shall hold in

               confidence the information contained in any such labels,

               listings and files, will use such information only in

               connection with the Offer and the Merger and, if this

               Agreement shall be terminated, will, upon request, deliver,

               and will use their best efforts to cause their agents to

               deliver, to the Company all copies of and any extracts or

               summaries from such information then in their possession or control.


                                        ARTICLE II

                                        The Merger
                                        ----------

                         SECTION 2.01.  The Merger.  Upon the terms and
                                        -----------

               subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the BCL, Sub shall be merged with and into the Company at the Effective Time (as

               hereinafter defined).  Following the Effective Time, the

               separate corporate existence of Sub shall cease and the

               Company shall continue as the surviving corporation (the

               "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the

               DGCL and the BCL.  At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in

               Section 10.03) of Parent may be substituted for Sub as a

               constituent corporation in the Merger, provided that no such
                                                      --------









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                                                                          9





               substitution shall be made if it would materially delay or impede the transactions contemplated hereby.  In such event,

               the parties agree to execute an appropriate amendment to

               this Agreement in order to reflect the foregoing.

                         SECTION 2.02.  Closing.  The closing of the Merger
                                        --------

               will take place at 10:00 a.m. on a date to be specified by

               Parent or Sub, which shall be no later than the second

               business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the

               offices of Cravath, Swaine & Moore, Worldwide Plaza,

               825 Eighth Avenue, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

                         SECTION 2.03.  Effective Time.  Subject to the
                                        ---------------

               provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case,

               the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the BCL and shall make all other filings or recordings required under the DGCL and the BCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware

               Secretary of State and the New York Secretary of State, or

               at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the










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                                                                         10





               Merger becomes effective being hereinafter referred to as

               the "Effective Time").

                         SECTION 2.04.  Effects of the Merger.  The Merger
                                        ----------------------

               shall have the effects set forth in Section 259 of the DGCL and Section 907 of the BCL.

                         SECTION 2.05.  Certificate of Incorporation and
                                        --------------------------------

               By-laws.  (a)  The certificate of incorporation of the
               --------

               Company, as in effect immediately prior to the Effective

               Time, shall be the certificate of incorporation of the

               Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                         (b)  The by-laws of the Company as in effect at

               the Effective Time shall be the by-laws of the Surviving

               Corporation, until thereafter changed or amended as provided therein or by applicable law.

                         SECTION 2.06.  Directors.  The directors of Sub
                                        ----------

               immediately prior to the Effective Time shall be the

               directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective

               successors are duly elected and qualified, as the case may

               be.

                         SECTION 2.07.  Officers.  The officers of the
                                        ---------

               Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of










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                                                                         11





               their resignation or removal or until their respective

               successors are duly elected and qualified, as the case may

               be.


                                        ARTICLE III

                     Effect of the Merger on the Capital Stock of the
                     -------------------------------------------------
                    Constituent Corporations; Exchange of Certificates
                    --------------------------------------------------

                         SECTION 3.01.  Effect on Capital Stock.  As of the
                                        ------------------------

               Effective Time, by virtue of the Merger and without any

               action on the part of the holder of any Shares or any shares of capital stock of Sub:

                         (a)  Capital Stock of Sub.  The issued and
                              ---------------------

                    outstanding shares of capital stock of Sub shall be

                    converted into and become 57 million fully paid and

                    nonassessable shares of Common Stock, par value $.01

                    per share, of the Surviving Corporation.

                         (b)  Cancellation of Treasury Stock and Parent
                              -----------------------------------------

                    Owned Stock.  Each share of Company Common Stock (and
                    ------------

                    associated Right) that is owned by the Company or by

                    any subsidiary of the Company and each Share (and

                    associated Right) that is owned by Parent, Sub or any

                    other subsidiary of Parent shall automatically be

                    cancelled and retired and shall cease to exist, and no

                    consideration shall be delivered in exchange therefor.












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                         (c)  Conversion of Company Common Stock.  Subject
                              -----------------------------------

                    to Section 3.01(d), each Share (and associated Right)

                    issued and outstanding (other than shares to be

                    cancelled in accordance with Section 3.01(b)) shall be

                    converted into the right to receive from the Surviving

                    Corporation in cash, without interest, the price paid

                    in the Offer (the "Merger Consideration").  As of the

                    Effective Time, all such Shares (and associated Rights)

                    shall no longer be outstanding and shall automatically

                    be cancelled and retired and shall cease to exist, and

                    each holder of a certificate representing any such

                    Shares (and Rights) shall cease to have any rights with

                    respect thereto, except the right to receive the Merger

                    Consideration, without interest.

                         (d)  Shares of Dissenting Stockholders.
                              ----------------------------------

                    Notwithstanding anything in this Agreement to the

                    contrary, any issued and outstanding Shares (and

                    associated Rights) held by a person (a "Dissenting

                    Stockholder") who objects to the Merger and complies

                    with all the provisions of Delaware law concerning the

                    right of holders of Company Common Stock to dissent

                    from the Merger and require appraisal of their Shares

                    ("Dissenting Shares") shall not be converted as

                    described in Section 3.01(c) but shall become the right










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                                                                         13





                    to receive such consideration as may be determined to

                    be due to such Dissenting Stockholder pursuant to the

                    laws of the State of Delaware.  If, after the Effective

                    Time, such Dissenting Stockholder withdraws his demand

                    for appraisal or fails to perfect or otherwise loses

                    his right of appraisal, in any case pursuant to the

                    DGCL, his Shares shall be deemed to be converted as of

                    the Effective Time into the right to receive the Merger

                    Consideration.  The Company shall give Parent

                    (i) prompt notice of any demands for appraisal of

                    Shares received by the Company and (ii) the opportunity

                    to participate in and direct all negotiations and

                    proceedings with respect to any such demands.  The

                    Company shall not, without the prior written consent of

                    Parent, make any payment with respect to, or settle,

                    offer to settle or otherwise negotiate, any such

                    demands.

                         (e)  Withholding Tax.  The right of any
                              ----------------

                    stockholder to receive the Merger Consideration shall

                    be subject to and reduced by the amount of any required

                    tax withholding obligation.

                         SECTION 3.02.  Exchange of Certificates.
                                        -------------------------

               (a) Paying Agent.  Prior to the Effective Time, Parent shall
                   -------------

               designate a bank or trust company to act as paying agent in










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                                                                         14





               the Merger (the "Paying Agent"), and, from time to time on,

               prior to or after the Effective Time, Parent shall make

               available, or cause the Surviving Corporation to make

               available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

                         (b)  Exchange Procedure.  As soon as reasonably
                              -------------------

               practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or

               certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of

               transmittal (which shall specify that delivery shall be

               effected, and risk of loss and title to the Certificates

               shall pass, only upon delivery of the Certificates to the

               Paying Agent and shall be in a form and have such other

               provisions as Parent may reasonably specify) and

               (ii) instructions for use in effecting the surrender of the

               Certificates in exchange for the Merger Consideration.  Upon surrender of a Certificate for cancellation to the Paying

               Agent or to such other agent or agents as may be appointed










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                                                                         15





               by Parent, together with such letter of transmittal, duly

               executed, and such other documents as may reasonably be

               required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by

               such Certificate shall have been converted pursuant to

               Section 3.01, and the Certificate so surrendered shall

               forthwith be cancelled.  In the event of a transfer of

               ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person

               other than the person in whose name the Certificate so

               surrendered is registered, if such Certificate shall be

               properly endorsed or otherwise be in proper form for

               transfer and the person requesting such payment shall pay

               any transfer or other taxes required by reason of the

               payment to a person other than the registered holder of such

               Certificate or establish to the satisfaction of the

               Surviving Corporation that such tax has been paid or is not applicable.  Until surrendered as contemplated by this

               Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to

               receive upon such surrender the amount of cash, without

               interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to

               Section 3.01.  No interest will be paid or will accrue on

               the cash payable upon the surrender of any Certificate.

                         (c)  No Further Ownership Rights in Company Common
                              ---------------------------------------------

               Stock.  All cash paid upon the surrender of Certificates in
               ------

               accordance with the terms of this Article III shall be

               deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such

               Certificates.  At the Effective Time, the stock transfer

               books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer

               books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  If,

               after the Effective Time, Certificates are presented to the

               Surviving Corporation or the Paying Agent for any reason,

               they shall be cancelled and exchanged as provided in this

               Article III.

                         (d)  No Liability.  None of Parent, Sub, the
                              -------------

               Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar

               law.


                                        ARTICLE IV

                       Representations and Warranties of the Company
                       ---------------------------------------------

                         Except as set forth on the disclosure schedule
               delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the

               Company represents and warrants to Parent and Sub as

               follows:

                         SECTION 4.01.  Organization.  Each of the Company
                                        -------------

               and its Significant Subsidiaries (as defined below) is a

               corporation duly organized, validly existing and in good

               standing under the laws of the jurisdiction of its

               incorporation and has all requisite corporate power and

               corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have

               such power, authority, and governmental approvals would not have a material adverse effect.  For purposes of this

               Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary

               within the meaning of Rule 1-02 of Regulation S-X of the

               SEC.  The Company and each of its subsidiaries is duly

               qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or

               operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except

               where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect or prevent or materially delay the consummation of the Offer or the Merger.  The Company has made available to Parent

               complete and correct copies of the certificate of

               incorporation and by-laws of the Company, in each case as

               amended to the date of this Agreement, and will make

               available immediately following the date of this Agreement the certificates of incorporation and by-laws or other

               organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.  The respective

               certificates of incorporation and by-laws or other

               organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise

               restricting the ability of the Company to control such

               subsidiaries.  The list of subsidiaries of the Company filed by the Company with its most recent Report on Form 10-K is a true and accurate list of all the subsidiaries of the

               Company which are required to be set forth therein.  All the outstanding shares of capital stock of each subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned

               subsidiary of the Company, free and clear of all liens, and are duly authorized, validly issued, fully paid and

               nonassessable.

                         SECTION 4.02.  Capitalization.  As of the date
                                        ---------------

               hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock of which,

               as of May 27, 1995, 46,579,120 shares were issued and

               outstanding and 16,997,590 shares were held in treasury; and

               (ii) 5,000,000 shares of preferred stock, par value $1.00

               per share ("Company Preferred Stock"), none of which are

               issued and outstanding.  As of May 27, 1995, (i) no shares of Company Common Stock and 550,000 shares of Company

               Preferred Stock are reserved for issuance in accordance with the Rights Agreement and (ii) 9,030,132 shares of Company

               Common Stock were reserved for issuance upon exercise of

               outstanding options or stock appreciation rights pursuant to the Company's stock option and similar plans (collectively,

               the "Company Stock Plans").  Since May 27, 1995, options to purchase 23,300 shares of Company Common Stock have been

               granted and no shares of Company Common Stock have been

               issued except for 231,658 shares of Company Common Stock

               issued pursuant to the Company's Employee Stock Purchase

               Plan and shares issued pursuant to the exercise of options outstanding as of June 10, 1995.  All the outstanding shares of Company Common Stock are, and all shares which may be

               issued pursuant to Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto.  As of the date

               hereof, no bonds, debentures, notes or other indebtedness of the Company convertible into securities having the right to vote ("Convertible Debt") are issued or outstanding.  Except as set forth above, as of the date hereof, no shares of

               capital stock or other voting securities of the Company are outstanding, no equity equivalents, interests in the

               ownership or earnings of the Company or other similar rights are outstanding and there are no existing options, warrants,

               calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or

               unissued capital stock or Convertible Debt of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or

               Convertible Debt of, or other equity interests in, the

               Company or of any of its subsidiaries or securities

               convertible into or exchangeable for such shares or equity interests or obligating the Company or any of its

               subsidiaries to grant, extend or enter into any such option,

               warrant, call, subscription or other right, agreement or

               commitment.  As of the date hereof, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its

               subsidiaries.

                         SECTION 4.03.  Authority.  The Company has the
                                        ----------

               requisite corporate power and authority to execute and

               deliver this Agreement and to consummate the transactions

               contemplated hereby (other than, with respect to the Merger,

               the approval of the terms of this Agreement by the holders of a majority of the outstanding shares of Company Common

               Stock).  The execution, delivery and performance of this

               Agreement and the consummation of the transactions

               contemplated hereby have been duly authorized by all

               necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to

               the Merger, the approval of the terms of this Agreement by the holders of a majority of the outstanding shares of

               Company Common Stock).  This Agreement has been duly

               executed and delivered by the Company and, assuming this

               Agreement constitutes a valid and binding obligation of

               Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                         SECTION 4.04.  Consents and Approvals; No
                                        --------------------------

               Violations.  Except as set forth in the Company Disclosure
               -----------

               Schedule, and except for filings, permits, authorizations,

               consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of

               1934, as amended (the "Exchange Act") (including the filing with the SEC of the Schedule 14D-9 and a proxy statement

               relating to any required approval by the Company's

               stockholders of this Agreement (the "Proxy Statement")), the

               Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

               amended (the "HSR Act"), the DGCL, the BCL, blue sky laws,

               state takeover laws and foreign laws, neither the execution,

               delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions

               contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or of the equivalent

               organizational documents of any of its Significant

               Subsidiaries, (ii) require any filing with, or permit,

               authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other

               governmental or other regulatory authority or agency (a

               "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect),

               (iii) result in a violation or breach of, or constitute

               (with or without due notice or lapse of time or both) a

               default (or give rise to any right of termination,

               amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage,

               indenture, lease, license, contract, agreement or other

               instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of

               their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses

               (iii) or (iv) for violations, breaches or defaults that

               would not have a material adverse effect or prevent or

               materially delay the consummation of the Offer or the

               Merger.

                         SECTION 4.05.  SEC Reports and Financial
                                        -------------------------

               Statements.  Each of the Company and its subsidiaries has
               -----------

               filed with the SEC, and has heretofore made available to

               Parent true and complete copies of, all forms, reports,

               schedules, statements and other documents required to be

               filed by it since December 31, 1993, under the Exchange Act or the Securities Act of 1933 (the "Securities Act") (such forms, reports, schedules, statements and other documents,

               to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are

               referred to as the "Company SEC Documents").  The Company

               SEC Documents, at the time filed, (a) did not contain any

               untrue statement of a material fact or omit to state a

               material fact required to be stated therein or necessary in order to make the statements therein, in light of the

               circumstances under which they were made, not misleading and

               (b) complied in all material respects with the applicable

               requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.  The Company SEC Documents, considered as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated

               or incorporated by reference therein or necessary in order to make the statements therein, in light of the

               circumstances under which they were made, not misleading.

               The financial statements of the Company included in the

               Company SEC Documents comply as to form in all material

               respects with applicable accounting requirements and with

               the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally

               accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited

               statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements,

               to normal, recurring audit adjustments) the consolidated

               financial position of the Company and its consolidated

               subsidiaries as at the dates thereof and the consolidated

               results of their operations and cash flows for the periods then ended.  Any change in the Company's results of

               operations will not be deemed to make the foregoing

               representations not true and correct.

                         SECTION 4.06.  Absence of Certain Changes or
                                        -----------------------------

               Events.  Except as contemplated by this Agreement and as
               -------

               disclosed in the Company SEC Documents or in the Company

               Disclosure Schedule, since April 1, 1995, the Company and

               its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any material adverse change, (ii) any declaration, setting aside or payment of any dividend or other distribution with

               respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any

               split, combination or reclassification or any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (w) any granting by the Company or any of its subsidiaries to any

               officer of the Company or any of its subsidiaries of any

               increase in compensation, except in the ordinary course of business (including in connection with promotions)

               consistent with prior practice or as was required under

               employment agreements in effect as of the date of the most recent audited financial statements included in the Company

               SEC Documents, (x) any granting by the Company or any of its subsidiaries to any such officer of any increase in

               severance or termination pay, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in

               effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer or (z) any

               increase in benefits available under or establishment of any

               Benefit Plan (as defined in Section 4.09(a)) (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment or acceleration of vesting of any existing stock options, stock appreciation rights, performance awards or

               restricted stock awards but excluding any amendment

               accelerating vesting of existing stock options), except in the ordinary course of business consistent with past

               practice, (v) any damage, destruction or loss to physical

               properties owned or used by the Company, whether or not

               covered by insurance, that has or reasonably could be

               expected to have a material adverse effect on the Company,

               (vi) any revaluation by the Company of any of its material assets or (vii) any material change in accounting methods,

               principles or practices by the Company.

                         SECTION 4.07.  No Undisclosed Liabilities.  Except
                                        ---------------------------

               as and to the extent set forth in the Company's Annual

               Report to Shareholders for the year ended December 31, 1994,

               or in any subsequently filed Company SEC Document, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued,

               contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a

               consolidated balance sheet of the Company and its

               subsidiaries (including the notes thereto), except for

               liabilities or obligations incurred in the ordinary course of business since December 31, 1994, that would not,

               individually or in the aggregate, have a material adverse

               effect.

                         SECTION 4.08.  Information Supplied.  None of the
                                        ---------------------

               information supplied or to be supplied by the Company

               specifically for inclusion or incorporation by reference in

               (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the

               information to be filed by the Company in connection with

               the Offer pursuant to Rule 14f-1 promulgated under the

               Exchange Act (the "Information Statement") or (iv) the Proxy

               Statement, will, in the case of the Offer Documents, the

               Schedule 14D-9 and the Information Statement, at the

               respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first

               published, sent or given to the Company's stockholders, or,

               in the case of the Proxy Statement, at the time the Proxy

               Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as hereinafter

               defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated

               therein or necessary in order to make the statements

               therein, in light of the circumstances under which they are made, not misleading, except that no representation or

               warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing

               specifically for inclusion or incorporation by reference

               therein.  The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                         SECTION 4.09.  Benefit Plans.  Subject to
                                        --------------

               Section 4.14(h), (a) Each "employee pension benefit plan"

               (as defined in Section 3(2) of the Employee Retirement

               Income Security Act of 1974, as amended ("ERISA"))(a

               "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA)(a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to

               stock options, stock purchases, compensation, deferred

               compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed

               to, or required to be maintained or contributed to, by the

               Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the

               foregoing, a "Benefit Plan") has been administered in

               accordance with its terms.  The Company and its subsidiaries and all the Benefit Plans are in compliance with the

               applicable provisions of ERISA, the Internal Revenue Code of

               1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements.

                         (b)  None of the Company or any other person or

               entity that, together with the Company, is treated as a

               single employer under Section 414 of the Code (each,

               including the Company, a "Commonly Controlled Entity") has incurred any liability to a Pension Plan under Title IV of

               ERISA (other than for contributions not yet due) or to the

               Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                         (c)  No Commonly Controlled Entity is required to

               contribute to any "multiemployer plan" (as defined in

               Section 4001(a)(3) of ERISA) or has withdrawn from any

               multiemployer plan where such withdrawal has resulted or

               would result in any "withdrawal liability" (within the

               meaning of Section 4201 of ERISA) that has not been fully

               paid.

                         (d)  Each Benefit Plan that is a Welfare Plan may

               be amended or terminated at any time after the Effective

               Time without liability to the Company or its subsidiaries.

                         SECTION 4.10.  Other Compensation Arrangements.
                                        --------------------------------

               Except as disclosed in the Company Disclosure Schedule or

               the Company SEC Documents, and except as provided in this

               Agreement, as of the date of this Agreement, neither the

               Company nor any of its subsidiaries is a party to any

               written (i) consulting agreement not terminable on not more than 60 calendar days notice involving the payment of more than $500,000 per annum or union or collective bargaining

               agreement which covers more than 100 employees,

               (ii) agreement with any executive officer or other key

               employee of the Company or any of its subsidiaries (x) the benefits of which are contingent, or the terms of which are materially affected or altered, upon the occurrence of a

               transaction involving the Company of the nature contemplated by this Agreement or (y) providing any term of employment or compensation guarantee extending for a period longer than

               two years or the payment of more than $500,000 per year or

               (iii) agreement or plan, including any stock option plan,

               stock appreciation right plan, restricted stock plan or

               stock purchase plan, any of the benefits of which will be

               increased or affected, or the vesting of the benefits of

               which will be accelerated or affected, by the occurrence of any of the transactions contemplated by this Agreement or

               the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this

               Agreement.

                         SECTION 4.11.  Litigation.  Except as disclosed in
                                        -----------

               the Company SEC Documents or in the Company Disclosure

               Schedule and except for suits filed in connection with the

               Offer, there is no suit, claim, action, proceeding or

               investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the

               Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect.  Except as

               disclosed in the Company SEC Documents or in the Company

               Disclosure Schedule, neither the Company nor any of its

               subsidiaries is subject to any outstanding order, writ,

               injunction or decree that could reasonably be expected to

               have a material adverse effect.

                         SECTION 4.12.  Compliance with Applicable Law.
                                        -------------------------------

               The Company and its subsidiaries hold all permits, licenses,

               variances, exemptions, orders and approvals of all

               Governmental Entities necessary for the lawful conduct of

               their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances,

               exemptions, orders and approvals that would not,

               individually or in the aggregate, have a material adverse

               effect.  The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the

               failure so to comply would not have a material adverse effect. Except as disclosed in the Company SEC Documents,

               to the best knowledge of the Company, the businesses of the

               Company and its subsidiaries are not being conducted in

               violation of any law, ordinance or regulation of any

               Governmental Entity, except for possible violations that,

               individually or in the aggregate, would not have a material adverse effect or prevent or materially delay the

               consummation of the Offer or the Merger.  Except as set

               forth in the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any

               Governmental Entity with respect to the Company or any of

               its subsidiaries is pending or, to the best knowledge of the

               Company, threatened, nor has any Governmental Entity

               indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a material adverse effect or prevent or materially delay the consummation of

               the Offer or the Merger.

                         SECTION 4.13.  Rights Agreement.  The Company has
                                        -----------------

               heretofore provided Parent with a complete and correct copy of the Rights Agreement, including all amendments and

               exhibits thereto.  The amendment to the Rights Agreement

               attached hereto as Exhibit B has been duly authorized by the

               Board of Directors of the Company and has been duly executed by the Company, and, accordingly, the execution of this

               Agreement, the announcement or making of the Existing Offer or the Offer, the acquisition of Shares pursuant to the

               Offer and the Merger and the other transactions contemplated in this Agreement will not cause the Rights to become

               exercisable or result in either Parent or Sub or any of

               their Affiliates being considered to be an "Acquiring

               Person" (as defined in the Rights Agreement) or the

               occurrence of a "Distribution Date", a "Section 11(a)(ii)

               Event" or a "Section 13 Event" (as such terms are defined in the Rights Agreement).

                         SECTION 4.14.  Tax Matters.  Except as set forth
                                        ------------

               in the Company Disclosure Schedule and subject to

               Section 4.14(h):

                         (a)  Each of the Company and each of its

               subsidiaries has filed all Federal income tax returns and

               all other material tax returns and reports required to be

               filed by it.  All such returns are complete and correct.

               Each of the Company and each of its subsidiaries has paid

               (or the Company has paid on its subsidiaries' behalf) all

               taxes shown as due on such returns and all taxes for which no return was required to be filed.

                         (b)  No tax return of the Company or any of its

               subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries.  Each deficiency resulting from any

               audit or examination relating to taxes by any taxing

               authority has been paid, except for deficiencies being

               contested in good faith.  No issues relating to taxes were raised in writing by the relevant taxing authority during

               any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the

               relevant taxing authority in any completed audit or

               examination that can reasonably be expected to recur in a

               later taxable period.  The Federal income tax returns of the

               Company and each of its subsidiaries consolidated in such

               returns have been examined by and settled with the Internal

               Revenue Service for all years, or all years are otherwise

               closed, through 1984.

                         (c)  No liens for taxes exist with respect to any

               assets or properties of the Company or any of its

               subsidiaries, except for statutory liens for taxes not yet due.

                         (d)  None of the Company or any of its

               subsidiaries is a party to or is bound by any tax sharing

               agreement, tax indemnity obligation or similar agreement,

               arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                         (e)  Except as contemplated by this Agreement, the

               disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any contract, Company Stock Plan, Benefit Plan, program,

               arrangement or understanding currently in effect.

                         (f)  Except as contemplated by this Agreement, any

               amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section

               1.280G-1) under any employment, severance or termination

               agreement, other compensation arrangement or Benefit Plan

               currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section

               280G(b)(1) of the Code).

                         (g)  As used in this Agreement, "taxes" shall

               include all Federal, state, local and foreign income,

               property, sales, excise, withholding and other taxes,

               tariffs or governmental charges of any nature whatsoever.

                         (h)  For purposes of Article IX and Exhibit A to

               this Agreement, no representations set forth in

               Sections 4.09 and 4.14 (each, a "Relevant Representation")

               shall be deemed to be untrue unless all untruths of Relevant

               Representations cumulatively would reasonably be expected to have a material adverse effect.

                         SECTION 4.15.  State Takeover Statutes.  The Board
                                        ------------------------

               of Directors of the Company has approved the Offer, the

               Merger and this Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger and this

               Agreement and the transactions contemplated by this

               Agreement the provisions of Section 203 of the DGCL and the provisions of Massachusetts General Laws Chapters 110C and

               110E.  To the best of the Company's knowledge, no other

               state takeover statute or similar statute or regulation

               applies or purports to apply to the Offer, the Merger, this

               Agreement or any of the transactions contemplated by this

               Agreement.

                         SECTION 4.16.  Brokers.  No broker, investment
                                        --------

               banker, financial advisor or other person, other than Lazard

               Freres & Co. LLC, the fees and expenses of which will be

               paid by the Company, is entitled to any broker's, finder's,

               financial advisor's or other similar fee or commission in

               connection with the transactions contemplated by this

               Agreement based upon arrangements made by or on behalf of

               the Company.  The estimated fees and expenses incurred and to be incurred by the Company in connection with this

               Agreement and the transactions contemplated by this

               Agreement (including the fees of the Company's legal counsel and the legal counsel for its financial advisor) are set

               forth in the Company Disclosure Schedule.  The Company has provided Parent true and correct copies of all agreements

               between the Company and Lazard Freres & Co. LLC.

                         SECTION 4.17.  Opinion of Financial Advisor.  The
                                        -----------------------------

               Company has received the opinion of Lazard Freres & Co. LLC,

               to the effect that, as of the date of this Agreement, the

               consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's

               stockholders from a financial point of view.

                         SECTION 4.18. Intellectual Property.  (a) Except
                                       ----------------------

               to the extent that the inaccuracy of any of the following

               (or the circumstances giving rise to such inaccuracy),

               individually and in the aggregate, would not have a material adverse effect:

                         (1) the Company and each of its subsidiaries owns,

                    or is licensed or otherwise has the right to use (in

                    each case, clear of any liens or encumbrances of any

                    kind), all Intellectual Property used in or necessary

                    for the conduct of its business as currently conducted;

                         (2) no claims are pending or, to the knowledge of

                    the Company, threatened that the Company or any of its

                    subsidiaries is infringing on or otherwise violating

                    the rights of any person with regard to any

                    Intellectual Property owned by and/or licensed to the

                    Company or its subsidiaries;

                         (3) to the knowledge of the Company, no person is

                    infringing on or otherwise violating any right of the

                    Company or any of its subsidiaries with respect to any

                    Intellectual Property owned by and/or licensed to the

                    Company or its subsidiaries; provided that all the
                                                 --------

                    foregoing is qualified to the extent of publicly known

                    problems with respect to software piracy and copyright

                    protection;

                         (4) none of the former or current members of

                    management or key personnel of the Company or any of

                    its subsidiaries, including all former and current

                    employees, agents, consultants and contractors who have

                    contributed to or participated in the conception and

                    development of computer software or other Intellectual

                    Property of the Company or any of its subsidiaries has

                    asserted in writing any claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and

                    development of any computer software or other

                    Intellectual Property of the Company or any of its

                    subsidiaries, and no such claim has been asserted or

                    threatened in writing;

                         (5) the execution and delivery of this Agreement,

                    compliance with its terms and the consummation of the

                    transactions contemplated hereby do not and will not

                    conflict with or result in any violation or default

                    (with or without notice or lapse of time or both) or

                    give rise to any right, license or encumbrance relating

                    to Intellectual Property, or right of termination,

                    cancellation or acceleration of any material

                    Intellectual Property right or obligation, or the loss

                    or encumbrance of any Intellectual Property or material

                    benefit related thereto, or result in or require the

                    creation, imposition or extension of any lien or

                    encumbrance upon any Intellectual Property or right;

                         (6) no licenses or rights have been granted to

                    distribute the source code of, or to use source code to

                    create Derivative Works (as hereinafter defined) of,

                    Notes, Lotus 1-2-3, Freelance Graphics, Word Pro,

                    cc:Mail or any product currently marketed by, commercially available from, or under development by,

                    the Company or any of its subsidiaries and

                         (7) the Company and each of its subsidiaries has

                    taken reasonable and necessary steps to protect their

                    Intellectual Property and their rights thereunder, and

                    to the knowledge of the Company no such rights to

                    Intellectual Property have been lost or are in jeopardy

                    of being lost through failure to act by the Company or

                    any of its subsidiaries.

                         As used herein, "Derivative Work" shall mean a

               work which is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement,

               condensation, expansion or any other form in which such

               preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a

               copyright infringement.  For purposes hereof, a Derivative

               Work shall also include any compilation that incorporates

               such a preexisting work as well as translations from one

               human language to another and from one type of code to

               another.

                         (b)  For purposes of this Agreement, "Intellectual

               Property" shall mean trademarks (registered or

               unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the

               foregoing and registrations in any jurisdiction of, and

               applications in any jurisdiction to register, the foregoing,

               including any extension, modification or renewal of any such registration or application; inventions, discoveries and

               ideas, whether patented, patentable or not in any

               jurisdiction; nonpublic information, trade secrets and

               confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for

               registration of copyrights in any jurisdiction, and any

               renewals or extensions thereof; any similar intellectual

               property or proprietary rights and computer programs and

               software (including source code, object code and data);

               licenses, immunities, covenants not to sue and the like

               relating to the foregoing; and any claims or causes of

               action arising out of or related to any infringement or

               misappropriation of any of the foregoing.

                                         ARTICLE V

                              Representations and Warranties
                              ------------------------------

                                     of Parent and Sub
                                     -----------------

                         Parent and Sub represent and warrant to the

               Company as follows:

                         SECTION 5.01.  Organization.  Each of Parent and
                                        -------------

               Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its

               incorporation and has all requisite corporate power and

               corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have

               such power, authority, and governmental approvals would not,

               individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer or the Merger.

                         SECTION 5.02.  Authority.  Parent and Sub have
                                        ----------

               requisite corporate power and authority to execute and

               deliver this Agreement and to consummate the transactions

               contemplated hereby.  The execution, delivery and

               performance of this Agreement and the consummation of the

               transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and

               Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to

               consummate such transactions.  No vote of Parent

               shareholders is required to approve this Agreement or the

               other transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a

               valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub

               enforceable against them in accordance with its terms.

                         SECTION 5.03.  Consents and Approvals; No
                                        --------------------------

               Violations.  Except as set forth in the disclosure schedule
               -----------

               delivered by Parent to the Company on the date hereof (the

               "Parent Disclosure Schedule"), and except for filings,

               permits, authorizations, consents and approvals as may be

               required under, and other applicable requirements of, the

               Exchange Act (including the filing with the SEC of the Offer

               Documents), the HSR Act, the BCL, the DGCL, blue sky laws,

               state takeover laws and foreign laws, neither the execution,

               delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of

               incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to

               obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Offer

               and the Merger), (iii) result in a violation or breach of,

               or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of

               termination, amendment, cancellation or acceleration) under,

               any of the terms, conditions or provisions of any note,

               bond, mortgage, indenture, license, lease, contract,

               agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of

               them or any of their properties or assets may be bound or

               (iv) violate any order, writ, injunction, decree, statute,

               rule or regulation applicable to Parent any of its

               subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breach or defaults which would not, individually or in the aggregate,

               be reasonably expected to prevent or materially delay the

               consummation of the Offer or the Merger.

                         SECTION 5.04.  Information Supplied.  None of the
                                        ---------------------

               information supplied or to be supplied by Parent or Sub

               specifically for inclusion or incorporation by reference in the Offer Documents, as amended pursuant to Section 1.01,

               the Schedule 14D-9, the Information Statement or the Proxy

               Statement will, in the case of the Offer Documents, the

               Schedule 14D-9 and the Information Statement, at the

               respective times the Offer Documents (as so amended), the

               Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's

               stockholders or at the time of the meeting of the Company's stockholders held to vote upon the approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be

               stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the

               Company in writing specifically for inclusion or

               incorporation by reference therein.  The Offer Documents, as amended pursuant to Section 1.01, comply as to form in all material respects with the Exchange Act and the rules and

               regulations promulgated thereunder.

                         SECTION 5.05.  Interim Operations of Sub.  Sub was
                                        --------------------------

               formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                         SECTION 5.06.  Brokers.  No broker, investment
                                        --------

               banker, financial advisor or other person, other than

               CS First Boston Corporation, the fees and expenses of which will be paid by Parent, is entitled to any broker's,

               finder's, financial advisor's or other similar fee or

               commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on

               behalf of Parent or Sub.

                         SECTION 5.07.  Financing.  Parent has sufficient
                                        ----------

               funds available to purchase all the outstanding shares on a fully diluted basis of Company Common Stock pursuant to the

               Offer and the Merger and to pay all fees and expenses

               related to the transactions contemplated by this Agreement.



                                        ARTICLE VI

                                         Covenants
                                         ---------

                         SECTION 6.01.  Covenants of the Company.  Until
                                        -------------------------

               such time as Parent's designees shall constitute a majority of the Board of Directors of the Company, the Company agrees as to itself and its subsidiaries that (except as expressly












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                                                                         48





               contemplated or permitted by this Agreement, or to the

               extent that Parent shall otherwise consent in writing):

                         (a)  Ordinary Course.  The Company and its
                              ----------------

               subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except for changes

               resulting from actions taken or statements made by Parent or its affiliates or agents, including without limitation

               commencement of the Offer and announcement of the related

               consent solicitation or as contemplated by this Agreement)

               and shall use all reasonable efforts to preserve intact

               their present business organizations, keep available the

               services of their present officers and employees and

               preserve their relationships with customers, suppliers and others having business dealings with the Company and its

               subsidiaries.

                         (b)  Dividends; Changes in Stock.  The Company
                              ----------------------------

               shall not, and it shall not permit any of its subsidiaries that are organized under the laws of a jurisdiction other

               than the United States or any state thereof to, (i) declare or pay any dividends on or make other distributions in

               respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise

               acquire, any shares of capital stock.

                         (c)  Issuance of Securities.  The Company shall
                              -----------------------

               not, and it shall not permit any of its subsidiaries to,

               issue, deliver or sell, or authorize or propose the

               issuance, delivery or sale of, any shares of its capital

               stock of any class or any securities convertible into, or

               any rights, warrants, calls, subscriptions or options to

               acquire, any such shares or convertible securities, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock) other than (i) the

               issuance of shares of Company Common Stock upon the exercise of stock options or stock appreciation rights or warrants

               granted under Company Stock Plans and outstanding on the

               date of this Agreement and in accordance with the present

               terms of such options or stock appreciation rights and

               (ii) issuances by a wholly owned subsidiary of the Company of its capital stock to the Company.

                         (d)  Governing Documents.  The Company shall not
                              --------------------

               amend or propose to amend its certificate of incorporation or by-laws.

                         (e)  No Acquisitions.  The Company shall not, and
                              ----------------

               it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by

               purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any

               business or any corporation, partnership, association or

               other business organization or division thereof.

                         (f)  No Dispositions.  Other than sales or
                              ----------------

               licenses of product or technology in the ordinary course of business consistent with prior practice, the Company shall not, and it shall not permit any of its subsidiaries to,

               sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except in the ordinary course of

               business consistent with past practice.

                         (g)  Indebtedness.  The Company shall not, and it
                              -------------

               shall not permit any of its subsidiaries to, incur (which

               shall not be deemed to include entering into credit

               agreements, lines of credit or similar arrangements until

               borrowings are made under such arrangements) any

               indebtedness for borrowed money or guarantee any such

               indebtedness or issue or sell any debt securities or

               warrants or rights to acquire any debt securities of the

               Company or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with prior practice.

                         (h)  Advice of Changes; Filings.  The Company
                              ---------------------------

               shall confer on a regular and frequent basis with Parent,

               report on operational matters and promptly advise Parent

               orally and in writing of any material adverse change.  The

               Company shall promptly provide to Parent (or its counsel)

               copies of all filings made by the Company with any Federal,

               state, foreign or supranational Governmental Entity in

               connection with this Agreement and the transactions

               contemplated hereby.

                         (i)  Tax Matters.  The Company shall not make any
                              ------------

               tax election that would have a material adverse effect or

               settle or compromise any income tax liability of the Company or any of its subsidiaries that would have a material

               adverse effect.  The Company shall, before filing or causing to be filed any material tax return of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return.

                         (j)  Discharge of Liabilities.  The Company shall
                              -------------------------

               not, and it shall not permit any of its subsidiaries to,

               pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business

               consistent with past practice or in accordance with their

               terms, of liabilities recognized or disclosed in the most

               recent consolidated financial statements (or the notes

               thereto) of the Company included in the Company SEC

               Documents or incurred since the date of such financial

               statements in the ordinary course of business consistent

               with past practice, or waive the benefits of, or agree to

               modify in any manner, any confidentiality, standstill or

               similar agreement to which the Company or any of its

               subsidiaries is a party.

                         (k)  Material Contracts.  Except in the ordinary
                              -------------------

               course of business, neither the Company nor any of its

               subsidiaries shall modify, amend or terminate any material contract or agreement to which the Company or such

               subsidiary is a party or waive, release or assign any

               material rights or claims.

                         SECTION 6.02.  No Solicitation.  (a)  The Company
                                        ----------------

               and its officers, directors, employees, representatives and agents shall immediately cease any discussions or

               negotiations with any parties that may be ongoing with

               respect to a Takeover Proposal (as hereinafter defined).

               The Company shall not authorize or permit any of its officers, directors or employees or any investment banker,

               financial advisor, attorney, accountant or other

               representative retained by it or any of its subsidiaries to

               (i) solicit, initiate or encourage (including by way of

               furnishing information), or take any other action to

               facilitate, any inquiries or the making of any proposal

               which constitutes, or may reasonably be expected to lead to,

               any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided,
                                                                --------

               however, that, if at any time prior to the acceptance for
               -------

               payment of Shares pursuant to the Offer, the Board of

               Directors of the Company determines in good faith, after

               consultation with counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in

               response to an unsolicited Takeover Proposal, and subject to compliance with Section 6.02(c), (x) furnish information

               with respect to the Company to any person pursuant to a

               confidentiality agreement in a form approved by Parent (such approval not to be unreasonably withheld) and (y)

               participate in negotiations regarding such Takeover

               Proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the

               preceding sentence by any director or executive officer of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other

               representative of the Company or any of its subsidiaries

               shall be deemed to be a breach of this Section 6.02(a) by

               the Company.  For purposes of this Agreement, "Takeover

               Proposal" means any inquiry, proposal or offer from any

               person relating to any direct or indirect acquisition or

               purchase of a substantial amount of assets of the Company or any of its subsidiaries or of over 20% of any class of

               equity securities of the Company or any of its subsidiaries,

               any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its

               subsidiaries, any merger, consolidation, business

               combination, sale of substantially all the assets,

               recapitalization, liquidation, dissolution or similar

               transaction involving the Company or any of its

               subsidiaries, other than the transactions contemplated by

               this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere

               with, prevent or materially delay the Offer or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

                         (b) Except as set forth in this Section 6.02(b), neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the

               approval or recommendation by such Board of Directors or

               such committee of the Offer, this Agreement or the Merger,

               (y) approve or recommend, or propose to approve or

               recommend, any Takeover Proposal or (z) cause the Company to enter into any agreement with respect to any Takeover

               Proposal.  Notwithstanding the foregoing, in the event that prior to the time of acceptance for payment of Shares in the

               Offer the Board of Directors of the Company determines in

               good faith, after consultation with counsel, that it is

               necessary to do so in order to comply with its fiduciary

               duties to the Company's stockholders under applicable law,

               the Board of Directors of the Company may withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an

               agreement with respect to a Superior Proposal, but in each case only at a time that is after the second business day

               following Parent's receipt of written notice (a "Notice of

               Superior Proposal") advising Parent that the Board of

               Directors of the Company has received a Superior Proposal,

               specifying the material terms and conditions of such

               Superior Proposal and identifying the person making such

               Superior Proposal.  In addition, if the Company proposes to enter into an agreement with respect to any Takeover

               Proposal, it shall concurrently with entering into such an agreement pay, or cause to be paid, to Parent the Expenses and the Termination Fee (as such terms are defined in

               Section 7.07(b)).  For purposes of this Agreement, a

               "Superior Proposal" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration

               consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or

               substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a

               financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the

               Merger.

                         (c)  In addition to the obligations of the Company

               set forth in paragraphs (a) and (b) of this Section 6.02,

               the Company shall immediately advise Parent orally and in

               writing of any request for information or of any Takeover

               Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the person making such request, Takeover

               Proposal or inquiry.  The Company will keep Parent fully

               informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                         (d)  Nothing contained in this Section 6.02 shall

               prohibit the Company from taking and disclosing to its

               stockholders a position contemplated by Rule 14e-2(a)

               promulgated under the Exchange Act or from making any

               disclosure to the Company's stockholders if, in the opinion of the Board of Directors of the Company, after consultation with counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders

               under applicable law; provided, however, neither the Company
                                     --------  -------

               nor its Board of Directors nor any committee thereof shall,

               except as permitted by Section 6.02(b), withdraw or modify,

               or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                         SECTION 6.03. Other Actions.  The Company shall
                                       --------------

               not, and shall not permit any of its subsidiaries to, take any action that would result in (i) any of the

               representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the Offer Conditions not being satisfied

               (subject to the Company's right to take actions specifically permitted by Section 6.02).


                                        ARTICLE VII

                                   Additional Agreements
                                   ---------------------

                         SECTION 7.01.  Stockholder Approval; Preparation
                                        ---------------------------------

               of Proxy Statement.  (a)  If the Company Stockholder
               -------------------

               Approval (as hereinafter defined) is required by law, the

               Company will, at Parent's request, as soon as practicable

               following the expiration of the Offer, duly call, give

               notice of, convene and hold a meeting of its stockholders

               (the "Stockholders Meeting") for the purpose of approving

               and adopting this Agreement (the "Company Stockholder

               Approval").  The Company will, through its Board of

               Directors, recommend to its stockholders that the Company

               Stockholder Approval be given.  Notwithstanding the

               foregoing, if Sub or any other subsidiary of Parent shall

               acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and

               appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer

               without a Stockholders Meeting in accordance with

               Section 253 of the DGCL.  Without limiting the generality of the foregoing, the Company agrees that its obligations

               pursuant to the first sentence of this Section 7.01(a) shall not be affected by (i) the commencement, public proposal,

               public disclosure or communication to the Company of any

               Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or

               recommendation of the Offer, this Agreement or the Merger.

                         (b)  If the Company Stockholder Approval is

               required by law, the Company will, at Parent's request, as soon as practicable following the expiration of the Offer,

               prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as

               practicable after responding to all such comments to the

               satisfaction of the staff.  The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for

               amendments or supplements to the Proxy Statement or for

               additional information and will supply Parent with copies of all correspondence between the Company or any of its

               representatives, on the one hand, and the SEC or its staff,

               on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders

               Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the

               Company will promptly prepare and mail to its stockholders such an amendment or supplement.  The Company will not mail any Proxy Statement, or any amendment or supplement thereto,

               to which Parent reasonably objects.

                         (c)  Parent agrees to cause all Shares purchased

               pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the

               Company Stockholder Approval.

                         SECTION 7.02.  Access to Information.  Upon
                                        ----------------------

               reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject

               (from which it shall use reasonable efforts to be released),

               the Company shall afford to Parent and to the officers,

               employees, independent accountants, counsel and other

               representatives of Parent access, during normal business

               hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records

               and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent

               (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Federal securities laws or the Federal tax laws and (b) all other

               information concerning its business, properties and

               personnel as Parent may reasonably request (including the

               Company's public accountants' work papers).  Except as

               otherwise agreed to by the Company, unless and until Parent and Sub shall have purchased at least a majority of the

               outstanding Shares pursuant to the Offer, and

               notwithstanding termination of this Agreement, Parent will keep, and will cause its officers, employees, independent

               accountants, counsel, financial advisers and other

               representatives and affiliates to keep, all Confidential

               Information (as defined below) confidential and not to

               disclose any Confidential Information to any person other

               than Parent's or Sub's directors, officers, employees,

               affiliates or agents, and then only on a confidential basis;

               provided, however, that Parent or Sub may disclose
               --------  -------

               Confidential Information (i) as required by law, rule,

               regulation or judicial process, including as required to be disclosed in connection with the Offer and the Merger,

               (ii) to its attorneys, accountants and financial advisors or

               (iii) as requested or required by any Governmental Entity.

               For purposes of this Agreement, "Confidential Information"

               shall include all information about the Company which has been furnished by the Company to Parent or Sub; provided,
                                                               --------

               however, that Confidential Information does not include
               -------

               information which (x) is or becomes generally available to the public other than as a result of a disclosure by Parent or Sub not permitted by this Agreement, (y) was available to

               Parent or Sub on a non-confidential basis prior to its

               disclosure to Parent or Sub by the Company or (z) becomes

               available to Parent or Sub on a non-confidential basis from a person other than the Company who, to the knowledge of

               Parent or Sub, as the case may be, is not otherwise bound by a confidentiality agreement with the Company or is not

               otherwise prohibited from transmitting the relevant

               information to Parent or Sub.  Neither Parent nor any of its affiliates will use any Confidential Information in any

               manner detrimental to the Company or the stockholders of the

               Company and, in the event of termination of this Agreement for any reason, Parent shall, and shall cause Sub to,

               promptly return all Confidential Information to the Company.

                         SECTION 7.03.  Reasonable Efforts.  Each of the
                                        -------------------

               Company, Parent and Sub agree to use its reasonable efforts to take all actions necessary to comply promptly with all

               legal requirements which may be imposed on itself with

               respect to the Offer and the Merger (which actions shall

               include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each

               other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Offer and the Merger.  Each of the Company, Parent and

               Sub will, and will cause its Subsidiaries to, use its

               reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining)

               any consent, authorization, order or approval of, or any

               exemption by, any Governmental Entity or other public or

               private third party required to be obtained or made by

               Parent, Sub, the Company or any of their Subsidiaries in

               connection with the Offer and the Merger or the taking of

               any action contemplated thereby or by this Agreement, except that no party need take any action that would have any of

               the consequences referred to in clauses (i) through (iv) in paragraph (a) of Exhibit A.  Parent shall cause Sub to

               comply with its obligations under this Agreement.

                         SECTION 7.04.  [Not used]

                         SECTION 7.05.  Certain Benefits; Company Stock
                                        ----------------  -------------

               Options.  (a) Parent, Sub and the Company shall comply with
               --------

               the provisions set forth in Exhibit C hereto.

                         (b)  The Company shall amend each of the Company's

               stock option plans (the "Company Stock Option Plans") to

               provide that each outstanding option to purchase Company

               Common Stock (a "Company Stock Option") issued pursuant to a

               Company Stock Option Plan, whether vested or unvested, shall remain outstanding after the Effective Time and shall be

               assumed by Parent.  Parent shall assume such Company Stock

               Options in such manner that Parent (i) is a corporation

               "assuming a stock option in a transaction to which

               Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 applicable to such

               option.  Each Company Stock Option assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (i) such

               option shall be exercisable for that number of shares of

               common stock of Parent equal to the product of (x) the

               number of shares of Company Common Stock for which such

               option was exercisable and (y) the Merger Consideration

               divided by the average closing price of common stock of

               Parent on the NYSE Composite Tape for the 30 consecutive

               trading days prior to the Effective Date (the "Conversion

               Number"), and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the Conversion Number.

                         (c)  As soon as practicable after the Effective

               Time, Parent shall deliver to the holders of the Company

               Stock Options appropriate notices setting forth such

               holders' rights pursuant to the Company Stock Option Plans and the agreements evidencing the grants of such Company

               Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this

               Section 7.05 after giving effect to the Merger).

                         Parent shall comply with the terms of the Company

               Stock Option Plans and ensure, to the extent required by,

               and subject to the provisions of, such Company Stock Option

               Plans, that the Company Stock Options which qualified as

               qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective

               Time.  Parent shall use all reasonable efforts to register under the Securities Act all shares subject to options that were formerly Company Stock Options as of the Effective

               Time.

                         (d)  Paragraphs (b) and (c) of this Section 7.05

               notwithstanding, the Company shall further amend the Company

               Stock Option Plans to provide holders of Company Stock

               Options, whether or not then exercisable or vested, the

               opportunity to elect to receive cash in an amount set forth below in exchange for each Company Stock Option.  Pursuant to such amendment, Parent and the Company shall take all

               actions necessary to provide that, as to those holders who so elect, on the day after the date on which Sub accepts

               Shares for payment and purchase pursuant to the Offer,

               (i) each Company Stock Option, so surrendered for cash,

               whether or not then exercisable or vested, shall become

               fully exercisable and vested, (ii) each such Company Stock

               Option shall be cancelled and (iii) in consideration of such cancellation, and except to the extent that Parent or Sub

               and the holder of any such Company Stock Option otherwise

               agree, the Company shall pay to each such holder of Company

               Stock Options an amount in cash in respect thereof equal to the product of (1) the excess of the Merger Consideration

               over the exercise price thereof and (2) the number of Shares subject thereto.

                         (e)  Notwithstanding anything to the contrary

               herein, if it is determined that compliance with any of the foregoing would cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Company Stock Options held by such individual will be cancelled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery

               provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount

               equal to the excess, if any, of the Merger Consideration

               over the per Share exercise price of such Company Stock

               Option multiplied by the number of Shares subject thereto,

               and the parties hereto will cooperate so as to achieve the intent of the foregoing without giving rise to such profit recovery.

                         SECTION 7.06.  Directors.  Promptly upon the
                                        ----------

               acceptance for payment of, and payment for, any Shares by

               Sub pursuant to the Offer, Sub shall be entitled to

               designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with

               Section 14(f) of the Exchange Act, a majority of such

               directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of

               Directors; provided, however, that in the event that Sub's
                          --------  -------

               designees are elected to the Board of Directors of the

               Company, until the Effective Time such Board of Directors

               shall have at least two directors who are directors on the date of this Agreement and who are not officers of the

               Company (the "Independent Directors"); and provided further
                                                          -------- -------
               that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the

               remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent

               Director for purposes of this Agreement or, if no

               Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its

               subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be

               Independent Directors for purposes of this Agreement.

               Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election,

               including mailing to its stockholders the Information

               Statement containing the information required by

               Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all

               information required to be included in the Information

               Statement with respect to Sub's designees).  In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company's Board of Directors as provided above.

                         SECTION 7.07.  Fees and Expenses.  (a)  Except as
                                        ------------------

               provided below in this Section 7.07, all fees and expenses incurred in connection with the Offer, the Merger, this

               Agreement and the transactions contemplated by this

               Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is

               consummated.

                         (b)  The Company shall pay, or cause to be paid,

               in same day funds to Parent the sum of (x) Parent's Expenses

               (as hereinafter defined) in amount up to but not to exceed

               $20,000,000 and (y) $100,000,000 (the "Termination Fee")

               upon demand if (i) Parent or Sub terminates this Agreement under Section 9.01(d); (ii) the Company terminates this

               Agreement pursuant to Section 9.01(e) or (iii) prior to any termination of this Agreement (other than by the Company

               pursuant to Section 9.01(f)), a Takeover Proposal shall have been made and within 12 months of such termination, a

               transaction constituting a Takeover Proposal is consummated or the Company enters into an agreement with respect to,

               approves or recommends or takes any action to facilitate

               such takeover proposal. "Expenses" shall mean documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel,

               commercial banks, investment banking firms, accountants,

               experts and consultants to Parent.

                         SECTION 7.08.  Indemnification; Insurance.
                                        ---------------------------

               (a)  Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or By-laws or contractual arrangements or as otherwise provided by

               applicable law shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                         (b)  For six years (or the period of the

               applicable statute of limitations, if longer) from the

               Effective Time, Parent shall, unless Parent agrees in

               writing to guarantee the indemnification obligations set

               forth in Section 7.08(a), maintain in effect the Company's current directors' and officers' liability insurance

               covering those persons who are currently covered by the

               Company's directors' and officers' liability insurance

               policy (a copy of which has been made available to Parent);

               provided, however, that in no event shall Parent be required
               --------  -------

               to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such

               insurance which the Company represents is $268,975 for the primary policy and $150,000 for the excess coverage; and,

               provided, further, that if the annual premiums of such
               --------  -------

               insurance coverage exceed such amount, Parent shall be

               obligated to obtain a policy with the greatest coverage

               available for a cost not exceeding such amount.

                         (c)  This Section 7.08 shall survive the

               consummation of the Merger at the Effective Time, is

               intended to benefit the Company, Parent, the Surviving

               Corporation and the Indemnified Parties, and shall be

               binding on all successors and assigns of Parent and the

               Surviving Corporation.

                         SECTION 7.09.  Rights Agreement.  Except as
                                        -----------------

               otherwise provided in Section 4.13, the Company shall not

               redeem the Rights or amend (other than to delay the

               Distribution Date (as defined therein) or to render the

               Rights inapplicable to the Offer and the Merger) or

               terminate the Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent

               jurisdiction.

                         SECTION 7.10.  Certain Litigation.  (a)  Each
                                        -------------------

               party agrees to use reasonable efforts to obtain a dismissal without prejudice of International Business Machines

               Corporation and White Acquisition Corp. v. Lotus Development

               Corporation and Jim P. Manzi, with each party bearing its

               own costs and attorneys' fees therefor.  The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors (other than piracy matters and human

               resources/employment matters), without the prior written

               consent of Parent.

                         (b)  The Company will not voluntarily cooperate

               with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the

               Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the

               Offer or the Merger, unless the Board of Directors of the

               Company determines in good faith, after consultation with

               counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the Board's fiduciary duties under

               applicable law.

                         SECTION 7.11.  Consent Solicitation.  Parent and
                                        ---------------------

               Sub shall immediately terminate the solicitation of Company stockholder consents, withdraw the related SEC filings and cease soliciting written consents from the stockholders of the Company.


                                       ARTICLE VIII

                                        Conditions
                                        ----------

                         SECTION 8.01.  Conditions to Each Party's
                                        --------------------------

               Obligation To Effect the Merger.  The respective obligation
               --------------------------------

               of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following

               conditions:

                         (a)  Company Stockholder Approval.  If required by
                              -----------------------------

                    applicable law, the Company Stockholder Approval shall

                    have been obtained.

                         (b)  No Injunctions or Restraints.  No statute,
                              -----------------------------

                    rule, regulation, executive order, decree, temporary

                    restraining order, preliminary or permanent injunction

                    or other order issued by any court of competent

                    jurisdiction or other Governmental Entity or other

                    legal restraint or prohibition preventing the

                    consummation of the Merger shall be in effect;

                    provided, however, that each of the parties shall have
                    --------  -------

                    used reasonable efforts to prevent the entry of any

                    such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                         (c)  Purchase of Shares.  Sub shall have
                              -------------------

                    previously accepted for payment and paid for Shares

                    pursuant to the Offer.


                                        ARTICLE IX

                                 Termination and Amendment
                                 -------------------------

                         SECTION 9.01.  Termination.  This Agreement may be
                                        ------------

               terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

                         (a) by mutual written consent of Parent and the

                    Company;

                         (b) by either Parent or the Company:

                              (i) if (x) as a result of the failure of any

                         of the Offer Conditions the Offer shall have

                         terminated or expired in accordance with its terms

                         without Sub having accepted for payment any Shares

                         pursuant to the Offer or (y) Sub shall not have

                         accepted for payment any Shares pursuant to the

                         Offer within 180 days following the date of this

                         Agreement; provided, however, that the right to
                                    --------  -------

                         terminate this Agreement pursuant to this

                         Section 9.01(b)(i) shall not be available to any party the failure of which (or the failure of the affiliates of which) to perform any of its

                         obligations under this Agreement results in the

                         failure of any such condition or if the failure of

                         such condition results from facts or circumstances

                         that constitute a breach of representation or

                         warranty under this Agreement by such party; or

                             (ii) if any Governmental Entity shall have

                         issued an order, decree or ruling or taken any

                         other action permanently enjoining, restraining or

                         otherwise prohibiting the acceptance for payment

                         of, or payment for, shares of Company Common Stock

                         pursuant to the Offer or the Merger and such

                         order, decree or ruling or other action shall have

                         become final and nonappealable;

                         (c) by Parent or Sub prior to the purchase of

                    Shares pursuant to the Offer in the event of a breach

                    by the Company of any representation, warranty,

                    covenant or other agreement contained in this Agreement

                    which (A) would give rise to the failure of a condition

                    set forth in paragraph (e) or (f) of Exhibit A and (B)

                    cannot be or has not been cured within 20 days after

                    the giving of written notice to the Company;

                         (d) by Parent or Sub if either Parent or Sub is

                    entitled to terminate the Offer as a result of the

                    occurrence of any event set forth in paragraph (d) of

                    Exhibit A to this Agreement;

                         (e) by the Company in connection with entering

                    into a definitive agreement in accordance with

                    Section 6.02(b), provided it has complied with all

                    provisions thereof, including the notice provisions

                    therein, and that it makes simultaneous payment of the

                    Expenses and the Termination Fee; or

                         (f) by the Company, if Sub or Parent shall have

                    breached in any material respect any of their

                    respective representations, warranties, covenants or

                    other agreements contained in this Agreement, which

                    failure to perform is incapable of being cured or has

                    not been cured within 20 days after the giving of

                    written notice to Parent or Sub, as applicable, except,

                    in any case, such failures which are not reasonably

                    likely to affect adversely Parent's or Sub's ability to

                    complete the Offer or the Merger.

                         SECTION 9.02.  Effect of Termination.  In the
                                        ----------------------

               event of a termination of this Agreement by either the

               Company or Parent as provided in Section 9.01, this

               Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the

               Company or their respective officers or directors, except

               with respect to Section 4.16, Section 5.06, the last three sentences of Section 7.02, Section 7.07, this Section 9.02 and Article X; provided, however, that nothing herein shall
                              --------  -------

               relieve any party for liability for any breach hereof.

                         SECTION 9.03.  Amendment.  This Agreement may be
                                        ----------

               amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the terms of this Agreement by the

               shareholders of the Company (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Following the election or appointment of

               the Sub's designees pursuant to Section 7.06 and prior to

               the Effective Time, the affirmative vote of a majority of

               the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's

               rights or remedies under this Agreement or (iii) extend the time for performance of Parent and Sub's respective

               obligations under this Agreement.

                         SECTION 9.04.  Extension; Waiver.  At any time
                                        ------------------

               prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors,

               may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any

               document delivered pursuant hereto or (iii), subject to the proviso of Section 9.03 waive compliance with any of the

               agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument

               signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this

               Agreement or otherwise shall not constitute a waiver of

               these rights.


                                         ARTICLE X

                                       Miscellaneous
                                       -------------

                         SECTION 10.01.  Nonsurvival of Representations,
                                         -------------------------------

               Warranties and Agreements.  None of the representations and
               --------------------------

               warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, shares of Company Common

               Stock by Sub pursuant to the Offer.  This Section 10.01

               shall not limit any covenant or agreement of the parties

               which by its terms contemplates performance after the

               Effective Time of the Merger.

                         SECTION 10.02.  Notices.  All notices and other
                                         --------

               communications hereunder shall be in writing and shall be

               deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses

               (or at such other address for a party as shall be specified by like notice):

                         (a) if to Parent or Sub, to


                              International Business Machines Corporation
                              Old Orchard Road
                              Armonk, NY 10504

                             Attention:  General Counsel


                             Telecopy No.:  (914) 765-6252

                             and

                         (b) if to the Company, to

                              Lotus Development Corporation
                              55 Cambridge Parkway
                              Cambridge, MA 02142

                             Attention: General Counsel

                             Telecopy No.: (617) 693-3847

                         SECTION 10.03.  Interpretation.  When a reference
                                         ---------------

               is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise

               indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

               Agreement.  Whenever the words "include", "includes" or

               "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".  The

               phrase "made available" in this Agreement shall mean that

               the information referred to has been made available if

               requested by the party to whom such information is to be

               made available.  The phrases "the date of this Agreement",

               "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to

               June 11, 1995.  As used in this Agreement, the term

               "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at

               least a majority of its Board of Directors or other

               governing body (or, if there are no such voting interests,

               50% or more of the equity interests of which) is owned

               directly or indirectly by such first person.  As used in

               this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the

               Company, any change or effect (or any development that,

               insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the financial condition (other than attributable to a change in results of operations) or business of the Company and its

               subsidiaries taken as a whole.

                         SECTION 10.04.  Counterparts.  This Agreement may
                                         -------------

               be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become

               effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same

               counterpart.

                         SECTION 10.05.  Entire Agreement; No Third Party
                                         --------------------------------

               Beneficiaries.  This Agreement (including the documents and
               --------------

               the instruments referred to herein) (a) constitute the

               entire agreement and supersede all prior agreements and

               understandings, both written and oral, among the parties

               with respect to the subject matter hereof, and (b) except as provided in Sections 7.05, 7.06 and 7.08, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.












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                                                                         82





                         SECTION 10.06.  Governing Law.  This Agreement
                                         --------------

               shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable

               conflicts of law, except to the extent the DGCL shall be

               held to govern the terms of the Merger.

                         SECTION 10.07.  Publicity.  Except as otherwise
                                         ----------

               required by law or the rules of the NYSE or the Nasdaq

               National Market, for so long as this Agreement is in effect,

               neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be

               unreasonably withheld.

                         SECTION 10.08.  Assignment.  Neither this
                                         -----------

               Agreement nor any of the rights, interests or obligations

               hereunder shall be assigned by any of the parties hereto

               (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may

               assign, in its sole discretion, any or all of its rights,

               interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent.

               Subject to the preceding sentence, this Agreement will be

               binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                         IN WITNESS WHEREOF, Parent, Sub and the Company

               have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first

               written above.


                                             INTERNATIONAL BUSINESS MACHINES
                                             CORPORATION,

                                               by

                                                 -----------------------------
                                                 Name:
                                                 Title:


                                             WHITE ACQUISITION CORP.,

                                               by

                                                 --------------------------
                                                 Name:
                                                 Title:


                                             LOTUS DEVELOPMENT CORPORATION,

                                               by

                                                 --------------------------
                                                 Name:
                                                 Title:

                                                                  EXHIBIT A





                                  Conditions of the Offer
                                  -----------------------

                         Notwithstanding any other term of the Offer or
               this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless,
               (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute a majority of the outstanding shares (determined on a fully diluted basis) of Company Common Stock (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

                         (a) there shall be instituted or pending by any
                    Governmental Entity any suit, action or proceeding,
                    (i) challenging the acquisition by Parent or Sub of any Shares under the Offer or seeking to restrain or prohibit the making or consummation of the Offer or the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the software business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the software business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement,
                    (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares accepted for payment pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the software business or operations of the Company and its subsidiaries;

                         (b) there shall be any statute, rule, regulation,
                    judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                         (c) any material adverse change (or any
                    development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the financial condition (other than attributable to a change in results of operations) or business of the Company and its subsidiaries, taken as a whole;

                         (d) (i) the Board of Directors of the Company or
                    any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Takeover Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.02(b) of this Agreement or
                    (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                         (e) any of the representations and warranties of
                    the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of this Agreement and at the scheduled expiration of the Offer;

                         (f) the Company shall have failed to perform in
                    any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under this Agreement;

                         (g) there shall have occurred and continued to
                    exist for at least three business days (i) any general suspension of trading in, or limitation on prices for, securities on a national securities exchange in the U.S. (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions or
                    (v) in case of any of the foregoing existing on the date of this Agreement, material acceleration or worsening thereof;

                         (h) the Agreement shall have been terminated in
                    accordance with its terms.

                         The foregoing conditions are for the sole benefit
               of Sub and Parent and may, subject to the terms of the Agreement, be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT B

                         AMENDMENT TO RIGHTS AGREEMENT

    THIS AMENDMENT, dated as of June 11, 1995, is between LOTUS DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Rights Agent").

                                    RECITALS

    A. The Company and the Rights Agent are parties to a Rights Agreement dated as of November 7, 1988, as amended as of April 5, 1990, and as of September 16, 1991 (the "Rights Agreement").

    B. International Business Machines Corporation, a New York corporation ("IBM"), White Acquisition Corp., a New York corporation ("Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub will amend its existing offer to purchase all outstanding shares of common stock of the Company and, following consummation of the amended offer, Sub will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement, the amended offer and the Merger.

    C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

    Accordingly, the parties agree as follows:

        1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary, neither IBM nor Sub shall be deemed to be an Acquiring Person solely by virtue of (i) the announcement or making of the Existing Offer or the Offer (as such terms are defined in the Merger Agreement), (ii) the acquisition of Common Shares pursuant to the Offer and the Merger (as defined in the Merger Agreement), (iii) the execution of the Merger Agreement or (iv) the consummation of the other transactions contemplated in the Merger Agreement."

        2. Amendment of Section 1(g). Section 1(g) of the Rights Agreement is amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the announcement or making of the Existing Offer or the Offer, (ii) the acquisition of Common Shares pursuant to the Offer and the Merger, (iii) the execution of the Merger Agreement or (iv) the other transactions contemplated in the Merger Agreement."

        3. Amendment of Section 1(j). Section 1(j) of the Rights Agreement is amended and restated to read as follows:

           "(j)(i) 'Final Expiration Date' shall have the meaning set forth in
       Section 7 hereof.

           (j)(ii) 'IBM' shall mean International Business Machines Corporation, a New York corporation.

           (j)(iii) 'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of June 11, 1995, among IBM, Sub and the Company, as amended from time to time."

        4. Amendment of Section 1(r). Section 1(r) of the Rights Agreement is amended and restated to read as follows:

           "(r)(i) 'Shares Acquisition Date' shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

           (r)(ii) 'Sub' shall mean White Acquisition Corp., a New York corporation, which is a wholly owned subsidiary of IBM, or any other subsidiary of IBM that is substituted for Sub pursuant to the Merger Agreement."

        5. Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary,
       (i) the announcement or making of the Existing Offer or the Offer, (ii) the acquisition of Common Shares pursuant to the Offer and the Merger,
       (iii) the execution of the Merger Agreement or (iv) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be a Section 13 Event and shall not cause the Rights to be adjusted or exercisable in accordance with Section 13."

        6. Effectiveness. This Amendment shall be deemed effective as of June 11, 1995 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

        EXECUTED as of the date set forth above.


Attest:                                        LOTUS DEVELOPMENT CORPORATION


 .................................              .................................
Name:                                          Name:
  Title:                                         Title:


Attest:                                        THE FIRST NATIONAL BANK OF BOSTON


 .................................              .................................
Name:                                          Name:
  Title:                                         Title:

                                                                       EXHIBIT C

EXECUTIVE SEVERANCE

    A severance program will be available for a two-year period following the closing date of the acquisition of Lotus by IBM for all individuals holding the titles of corporate vice president, senior president and president as of the closing. It will apply to executives terminated other than for cause and executives terminating for reasons of constructive termination as set forth below. Payment of the separation benefit will be based on total annual compensation (then current base and MIP target) and computed based on 1 year plus 4 weeks for every 6 months of tenure. To be capped at two years for senior vice presidents and above. Benefits (e.g., health and welfare) for the same period. IBM will provide outplacement, financial counseling and a gross-up for any excise taxes imposed on any parachute payments and any income taxes or excise taxes relating to the gross-up payment. No mitigation shall be required, and no reduction shall be made if a participant finds employment during the payout period. Payment will be made monthly over a period equal to the length of the severance calculation, and during such period the recipient (other than corporate staff) shall not render services for any organization or engage directly or indirectly in any business which is competitive with the relevant Lotus business units.

    For purposes of executive severance, the following provisions shall apply:

    (i) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant's annual base compensation is reduced below the higher of (x) the amount in effect on the date Lotus is acquired by IBM and (y) the highest amount in effect at any time thereafter, a Participant may terminate his employment within 90 days of the occurrence of such reduction and be entitled to the Separation Benefits.

    (ii) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant's duties and responsibilities (including reporting requirements) as an employee are diminished in comparison to the duties and responsibilities enjoyed by the Participant on the date Lotus is acquired by IBM, the participant may terminate his or her employment within 90 days of the occurrence of such reduction and be entitled to the Separation Benefits.

    (iii) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant is required to be based at a location more than 15 miles from the location where the Participant was based and performed services on the date Lotus is acquired by IBM or is required to travel materially more often or for materially longer trips than that required prior to the date Lotus is acquired by IBM, the Participant may terminate his or her employment and be entitled to the Separation Benefits.

GENERAL SEVERANCE

    An enhanced severance program will be available for a two year period following the closing date of the acquisition of Lotus by IBM for all employees as of the closing. It will be applicable to employees terminated other than for cause and employees leaving Lotus for reasons of constructive termination, as described below. Payment of a Separation Benefit for termination under this plan will be two times Lotus' severance schedule as of the date of this agreement (employee payments will become 16 weeks of base salary plus an additional two weeks for each six months of service, and for directors and senior managers (grade E20 and above), exclusive of those eligible for the executive severance plan, becomes 24 weeks of base salary and target bonus plus an additional two weeks for each six months of service). Benefits (health and welfare) will continue for the severance period and outplacement counseling will be provided. No mitigation shall be required, and no reduction shall be made if a participant finds employment during the payout period. Payments will be made monthly over a period equal to the length of the severance calculation.

    For purposes of general severance, the following provisions shall apply:

    (i) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant's annual base salary is reduced below the higher of (x) the amount in effect on the date Lotus is acquired and (y) the highest amount in effect at any time thereafter, a Participant may terminate his or her employment within 90 days of the occurrence of such reduction and be entitled to the Separation Benefits.

    (ii) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant's duties, responsibilities and skills required as an employee are materially diminished or significantly changed in comparison to the duties, responsibilities or skills required by the Participant on the date Lotus is acquired, such Participant may terminate his or her employment within 90 days of the occurrence of such reduction and be entitled to the Separation Benefits in accordance with Section 4.3.

    (iii) If, at any time after a Change of Control and before the second anniversary of the Change of Control, a Participant is required to be based at a location more than normal commuting distances from the location where the Participant was based and performed services on the date Lotus is acquired, such Participant may terminate his or her employment within 90 days of such relocation and be entitled to the Separation Benefits.



















                                       2